UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 8, 2022
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices and Zip Code)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer

The Board of Directors of Micron Technology, Inc. (the “Company”) has appointed Mark J. Murphy (54) to serve as Executive Vice President and Chief Financial Officer effective as of April 18, 2022 (the “Effective Date”). As of the Effective Date, Sumit Sadana will cease serving as Interim Chief Financial Officer and will continue to serve in his role as Executive Vice President and Chief Business Officer.

Prior to joining the Company, Mr. Murphy served as the Chief Financial Officer of Qorvo, Inc., a leading provider of radio frequency solutions, since June 2016. Prior to Qorvo, Mr. Murphy served as Executive Vice President and Chief Financial Officer of Delphi Automotive PLC, a supplier of advanced technologies to the automotive sector. Mr. Murphy joined Delphi from Praxair, Inc., a global industrial gas supplier, where he served in several positions, including President of the U.S. Industrial Gases business, Corporate Controller, and President of the Praxair Electronics division. He also served as Senior Vice President and Chief Financial Officer at MEMC Electronic Materials, Inc. Mr. Murphy has served as a director of Albany International Corp., a publicly traded developer and manufacturer of engineered components, since May 2019.

Mr. Murphy will receive an annual base salary of $700,000 and participate in the Company’s Executive Officer Performance Incentive Plan (the "EIP") with a target payout percentage of 110% of his annual base salary. Mr. Murphy's payout under the EIP for fiscal 2022, which commenced September 3, 2021, will be prorated based on his period of employment with the Company during fiscal 2022. Mr. Murphy will also receive a sign-on bonus of $250,000 within 30 days of the Effective Date. The sign-on bonus must be repaid by Mr. Murphy under certain circumstances if his employment with the Company ends on or before the second anniversary of the Effective Date.

Mr. Murphy will be eligible to participate in the Company's long-term incentive equity program, with a fiscal 2022 annual target of $7,000,000 (the “2022 Equity Award”), prorated based on his period of employment with the Company during fiscal 2022. In addition, Mr. Murphy will receive a one-time new hire equity award with an approximate economic value of $10,000,000 based on the closing price for Company stock on the day before the grant (the "New Hire Award"). Each of the 2022 Equity Award and the New Hire Award will be made in the form of 50% time-vested restricted stock shares or units and 50% performance-based restricted stock shares or units. The time-vested portions of each of the 2022 Equity Award and the New Hire Award will vest over three years, with one-third of each award vesting on each of the 1st, 2nd, and 3rd anniversaries of the grant date, subject to Mr. Murphy's continued employment on each vesting date unless otherwise provided in the applicable grant agreement. Vesting of the performance-based portions of each of the 2022 Equity Award and the New Hire Award will be subject to achievement of applicable performance criteria.

Mr. Murphy's compensation includes a severance benefit. Upon Mr. Murphy's involuntary termination of employment without "cause" or upon Mr. Murphy's termination of employment within 12 months of a "change in control" that is either an involuntary termination without "cause" or resignation for "good reason" (a "Change in Control Separation"), Mr. Murphy will receive the following severance benefits:

•a cash amount equal to one times Mr. Murphy's annual base salary in effect upon the date of termination paid in installments during the one year period following termination (or, in the case of a Change in Control Separation, one and one-half times Mr. Murphy's annual base salary paid in a lump sum following termination);

•a cash amount equal to the medical benefits and employer qualified retirement plan matching contributions Mr. Murphy would have received had Mr. Murphy remained employed for an additional 12 months, paid in installments during the 12-month period following termination (or, in the case of a Change in Control Separation, such benefits as if Mr. Murphy remained employed for an additional 18 months paid in a lump sum following termination);

•the annual bonus Mr. Murphy would have received under the EIP for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the EIP for the performance period in which the termination occurs (or, in the case of a Change in Control Separation that occurs within the same performance period of a “change in control”, Mr. Murphy's target annual bonus for the performance period in which the termination occurs, reduced by any amount previously paid to Mr. Murphy under the EIP for that same performance period as a result of the change in control, paid within 60 days following termination);

•other than with respect to the New Hire Award, continued vesting and exercisability of any options, restricted stock, or other time-based equity, and, subject to achievement of applicable performance criteria, performance-based equity for the one-year period following Mr. Murphy's termination (or, in the case of a Change in Control Separation, accelerated vesting, and exercisability, of any options, restricted stock, or other time-based equity and performance-based equity); and

•with respect to the New Hire Award, the portion of the New Hire Award subject to time-based vesting will have continued vesting and exercisability throughout the vesting period of the New Hire Award, while the performance-based portion of the New Hire Award will be treated in the manner outlined in the grant agreement (or, in the case of a Change in Control Separation, accelerated vesting and exercisability of the New Hire Award).

Mr. Murphy's compensation agreement also includes an Internal Revenue Code Section 280G ("Section 280G") "cut-back" provision, which provides that Mr. Murphy's benefits under the agreement will be reduced so that no Section 280G excise tax will apply, if such reduction will result in a higher net after-tax benefit to Mr. Murphy; provided that the Company shall provide no tax gross-up under the agreement. Mr. Murphy's entitlement to the foregoing severance benefits are conditioned on Mr. Murphy signing a release of claims in favor of the Company and on Mr. Murphy's compliance with the terms of the Company's non-competition, non-solicitation, and non-disclosure agreement.

Mr. Murphy's compensation agreement also provides for an executive-level relocation package, in accordance with the Company’s policies. Mr. Murphy will be subject to the Company's compensation recoupment policies as in effect from time to time. Mr. Murphy will also enter into the Company’s standard form of indemnification agreement upon commencement of his employment.

There are no family relationships between Mr. Murphy and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K. There are no arrangements or understandings between Mr. Murphy and any other persons pursuant to which he was selected as an executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	April 8, 2022	By:	/s/ Rob Beard
		Name:	Rob Beard
		Title:	Senior Vice President, General Counsel and Corporate Secretary